Exhibit 99.1

THE TALBOTS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     This Certification is to accompany the Annual Report of The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”).

     I, Arnold B. Zetcher, Chairman of the Board, President and Chief Executive Officer of The Talbots, Inc, (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Arnold B. Zetcher

Arnold B. Zetcher
Chairman of the Board, President and Chief Executive Officer,
The Talbots, Inc.

June 27, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan or the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company.